UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2009

Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0001-33155	04-3444218
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

50 Old Webster Road

Oxford, Massachusetts 01540

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

     On July 23, 2009, IPG Photonics Corporation (the “Company”) announced that it updated guidance for the quarter ended June 30, 2009. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information on this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

     (d) Exhibits

     The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release issued by IPG Photonics Corporation on July 23, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
July 23, 2009	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release issued by IPG Photonics Corporation on July 23, 2009.

Exhibit 99.1

News Release

IPG Photonics Updates Guidance for Second-Quarter

Oxford, Massachusetts – July 23, 2009 – IPG Photonics Corporation (Nasdaq: IPGP) today revised its guidance for the second quarter ended June 30, 2009. The Company anticipates revenues in the range of $40 to $41 million and a net loss per share in the range of $0.03 to $0.04 for the second quarter of 2009.  The Company had previously expected revenue in the range of $39 to $45 million and earnings per share in the range of $0.01 to $0.07.

“Although we expect to report second-quarter revenue within our original guidance range, we anticipate that earnings per share will be below the range provided on May 5, 2009,” said Dr. Valentin Gapontsev, IPG’s Chief Executive Officer.  “Expected earnings are lower than anticipated due to lower absorption of fixed costs due to a reduction in the level of inventory during the period, as well as greater than anticipated pricing pressures related to the current macro-economic and competitive environments.  We expect that pricing pressure will continue as long as the global economic downturn is having a negative effect on sales volumes in the industry.  In addition, we increased R&D expenses in the quarter to aggressively accelerate the development of a series of new products.  Despite the small loss, IPG generated positive cash flow substantially due to a reduction in inventory levels and lower capital expenditure levels.”

“While visibility remains limited, we believe that the Materials Processing market will likely remain soft throughout the remainder of the year,” added Gapontsev.  “At the same time, we are encouraged that sales of high power lasers increased compared with prior year levels in the otherwise weak Materials Processing market.  In addition, it is promising that sales for Medical, Communications and Advanced Applications grew over the second quarter of last year.”

“The book to bill ratio for the second quarter exceeded 1:1 for the first time since Q3 2008. Further, our shippable backlog at June 30, 2009 was higher than at the end of the first quarter 2009,” concluded Gapontsev.

The Company expects to provide revenue and earnings per share guidance for the third quarter of 2009 when it reports its second-quarter 2009 financial results on August 4, 2009 on a conference call at 10:00 a.m. ET.  To listen to a webcast of the call, please visit the Company’s website at www.ipgphotonics.com.  Individuals may also listen to the call via telephone by dialing (877) 407-5790 or (201) 689-8328.  Interested parties unable to participate in the live call may access an archived version of the webcast in the “Investors” section of IPG’s website.

About IPG Photonics Corporation

IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in a wide range of applications such as materials processing, advanced applications, telecommunications and medical applications. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.

Safe Harbor Statement

Information and statements provided by the Company and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements.  These statements involve risks and uncertainties.  Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to pricing levels, the Company’s revenue and EPS guidance for the second quarter of 2009, and conditions in the Materials Processing market.  Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that the Company serves, particularly the effect of economic downturns, reduction in customer capital expenditures, potential order cancellations and push-outs and financial and credit market issues, the Company’s ability to penetrate new applications for fiber lasers and increase market share, the rate of acceptance and penetration of IPG’s products, effective management of growth, level of fixed costs from its vertical integration, intellectual property infringement claims and litigation, interruption in supply of key components,  manufacturing risks, inventory write-downs, foreign currency fluctuations, competitive factors including declining average selling prices, building and expanding field service and support operations, uncertainties pertaining to customer orders, demand for products and services, development of markets for the Company's products and services and other risks identified in the Company's SEC filings.  Readers are encouraged to refer to the risk factors described in the Company's Annual Report on Form 10-K (filed with the SEC on March 12, 2009) and its periodic reports filed with the SEC, as applicable.  Actual results, events and performance may differ materially.  Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPGP-G